Exhibit 4.1
AMENDMENT NO. 7
     This Amendment No. 7 (“Amendment”) dated as of December 12, 2008 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, Amendment No. 5 and Agreement dated as of January 31, 2008, and Master Assignment, Agreement and Amendment No. 6 dated as of June 2, 2008 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. The Borrowers, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Amendment, (i) redetermine the amount of the Borrowing Base, and (ii) make certain amendments to the Credit Agreement as provided herein.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Amendment unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
BORROWING BASE
     Section 2.01 Redetermination of Borrowing Base. Subject to the terms of this Amendment, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $850,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.
ARTICLE III.
AMENDMENTS TO CREDIT AGREEMENT
     Section 3.01 Section 2.02. Section 2.02(b)(i) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:
Notwithstanding the foregoing, the Borrowing Base redetermination scheduled to take place in the spring of 2009 shall take place in February 2009, using an Independent Engineering Report dated effective as of December 31, 2008, which the Borrower Representative shall deliver to the Administrative Agent and each of the Lenders on or before January 31, 2009.
     Section 3.02 Section 8.01. The first sentence of Section 8.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
The Obligations of each Borrower are joint and several and absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of the other Borrower (collectively, the “Other Borrower Obligations”), or any substitution, release or exchange of any other guarantee of or security for any of the Other Borrower Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Obligations of each Borrower shall be absolute and unconditional under any and all circumstances, and the Borrowers shall be jointly and severally liable for the Obligations.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct

2

in all material respects on and as of the Effective Date, after giving effect to the terms of this Amendment, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of each of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 4.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of each of the Guarantors and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of each of the Guarantors enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure each Guarantor’s obligations under the Loan Documents.
ARTICLE V.
CONDITIONS
     This Amendment shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 5.01 Documentation. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders.
     Section 5.02 Payment of Fees. The Borrowers shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement.

3

     Section 5.03 No Default. No Default shall have occurred and be continuing.
     Section 5.04 Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
ARTICLE VI.
MISCELLANEOUS
     Section 6.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment or the consents granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.
          (e) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 6.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and deliver of this

4

Amendment does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 6.03 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 6.04 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 6.05 Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.
     Section 6.06 Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 6.07 Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

5

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MARINER ENERGY RESOURCES, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MARINER LP LLC, a Delaware limited liability company
	By:	Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MC BELTWAY 8 LLC, a Delaware limited liability company
	By:	Mariner Energy, Inc. as its manager

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MARINER GULF OF MEXICO LLC, a Delaware limited liability company
	By:	Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner
By:	/s/ Damien G. Meiburger
Name:	Damien G. Meiburger
Title:	Senior Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent
By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent
By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK, as a Lender and as a Co-Documentation Agent
By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent
By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH, as a Lender
By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC., as a Lender
By:	/s/ James Reilly
Name:	James Reilly
Title:	Vice President

By:
Name:
Title:
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ James Forward
Name:	James Forward
Title:	Managing Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Terence D’Souza
Name:	Terence D’Souza
Title:	Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK, as a Lender
By:	/s/ Matthew Turner
Name:	Matthew Turner
Title:	Corporate Banking Officer
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS, as a Lender
By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BANK OF SCOTLAND plc, as a Lender
By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAPITAL ONE, N.A., as a Lender
By:	/s/ Paul Hein
Name:	Paul Hein
Title:	Vice-President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender
By:	/s/ Richard L. Hagemann
Name:	Richard L. Hagemann
Title:	First Vice President

By:	/s/ Daria A. Pishio
Name:	Daria A. Pishio
Title:	First Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Hank Biedrzycki
Name:	Hank Biedrzycki
Title:	Director
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kenneth R. Batson, III
Name:	Kenneth R. Batson, III
Title:	Vice President
Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE FROST NATIONAL BANK, as a Lender
By:	/s/ Thomas H. Dungan
Name:	Thomas H. Dungan
Title:	Sr. Vice President

Signature Page to Amendment No. 7
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)